ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

This Assignment of Purchase and Sale Agreement (the “Assignment”) is made as of the 16th day of September, 2010 (the “Effective Date”), by and between GRUBB & ELLIS EQUITY ADVISORS, LLC, a Delaware limited liability company (“Assignor”) and G&E HC REIT II BASTIAN SNF, LLC, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor (as “Buyer”) and Albemarle Health Investors, LLC, a Virginia limited liability company, and CLC RE, LLC, a Virginia limited liability company, collectively referred to as “Seller”, did enter into that certain Agreement for Purchase and Sale of Real Property dated June 28, 2010, as amended (the “Contract”). (Capitalized terms used, but not otherwise defined herein, shall have the meaning ascribed to them in the Contract);

WHEREAS, the Contract is for the purchase and sale of certain property, including, but not limited to, that certain real property commonly known as George B. Kegley Manor in Bastian, Virginia, as is more particularly described in the Contract and defined therein as the “Bland Land”; and

WHEREAS, Assignor desires to assign all of its rights, title and interest in the Contract only as relates to the Bland Property subsequent to the date of this Assignment to Assignee, and Assignee desires to take and assume all of Assignor’s rights, title and interest in the Contract only as relates to the Bland Property subsequent to the date of this Assignment.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereunto agree as follows:

1. As of the date of this Assignment, Assignor hereby assigns and transfers unto Assignee all of Assignor’s rights, title and interest to purchase the Bland Property under the Contract as well as the right to exercise and enforce all of the terms, covenants and conditions of the Contract related to the Bland Property.

2. Assignee hereby accepts, as of the date of this Assignment, the assignment and transfer of Assignor’s rights, title and interest in and to the Contract only as related to the Bland Property (including, without limitation, any obligation to proceed to and effectuate Closing on the Bland Property under the Contract). With respect to the Bland Property, Assignee hereby assumes and agrees to be bound by all of the terms and conditions of the Contract from and after the date of this Assignment, and Assignee represents and warrants that it will perform and observe all the covenants and conditions therein contained on Assignor’s part to be performed and observed which accrue after the date of this Assignment.

3. Effective upon the date of this Assignment, with respect to the Bland Property, Assignee shall be directly and primarily liable to Seller for all obligations arising under the Contract.

4. The Contract shall remain unmodified and in full force and effect and the same is hereby ratified and confirmed by all parties.

IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first above written.

ASSIGNOR

GRUBB & ELLIS EQUITY ADVISORS, LLC,
a Delaware limited liability company
By: /s/ Andrea R. Biller
Name: Andrea R. Biller
Its: Executive Vice President

ASSIGNEE

G&E HC REIT II BASTIAN SNF, LLC,
a Delaware limited liability company

By: /s/ Andrea R. Biller
Name: Andrea R. Biller
Its: Authorized Signatory